SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 15, 2006

CRUSADE MANAGEMENT LIMITED,

(as manager of Crusade Global Trust No. 2 of 2005)

(Exact Name of Registrant as Specified in its Charter)

New South Wales, Australia
(State or Other Jurisdiction of Incorporation)

333-127015-01	Not Applicable
(Commission File Number)	(I.R.S. Employer Identification No.)

Level 11, 55 Market Street, Sydney, NSW 2000, Australia	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

612 9952 1315
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01.   Other Events.

On September 15, 2005, pursuant to a registration statement (No. 333-127015), Perpetual Trustees Consolidated Limited, in its capacity as issuer trustee (the “Issuer Trustee”) of the Crusade Global Trust No. 2 of 2005 (the “Trust”), publicly issued U.S.$1,000,000,000 of Class A-1 Mortgage Backed Floating Rate Notes (the “Notes”). The Issuer Trustee made a regular quarterly distribution of principal and interest to the holders of the Notes on the quarterly payment date falling on May 15, 2006. Capitalized terms used in this Form 8-K and not defined have the same meanings given to them in the prospectus related to the Notes.

Item 9.01  Financial Statement, Pro Forma Financial Statements and Exhibits

(a)   Financial Statements.

        Not Applicable.

(b)   Pro Forma Financial Information.

        Not Applicable

(c)    Shell Company Transactions.

        Not applicable.

(d)    Exhibits.

Exhibit No.	Item 601(A) of Regulation S-K Exhibit No.	Description
1	99	Noteholders report for the Quarterly Payment Date on May 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, as Trust Manager for the Crusade Global Trust No. 2 of 2005, by the undersigned, thereunto duly authorized.

Crusade Management Limited,

(in its capacity as Trust Manager for the

Crusade Global Trust No. 2 of 2005)

(Registrant)

Dated:  May 16, 2006

By:     /s/   Rodney Clark
Name:      Rodney Clark
Title:        Senior Manager

INDEX OF EXHIBITS

Exhibit No.	Item 601(A) of Regulation S-K Exhibit No.	Description
1	99	Noteholders report for the Quarterly Payment Date on May 15, 2006